                                                                   EXHIBIT 10.60

                                 PROMISSORY NOTE

$2,000,000.00                                                July 23, 2002
                                                             Paramus, New Jersey

          FOR VALUE RECEIVED, JOSEPH MACNOW (the "EXECUTIVE") promises to pay to the order of VORNADO REALTY TRUST (the "COMPANY"), at its office located at 210 Route 4 East, Paramus, New Jersey 07652, or such other place as designated in writing by the holder hereof, the aggregate principal sum of TWO MILLION and 00/100 DOLLARS ($2,000,000.00) on June 30, 2007 ("MATURITY"), with interest on the unpaid principal amount hereof from the date hereof until Maturity, payable quarterly in arrears on the tenth (10th) day following payment of the Company's regular quarterly dividend (or if no dividend is paid, at the end of the applicable calendar quarter), at a rate per annum equal to 4.65%. If the interest required to be paid under the terms of this Note shall at any time exceed the rate of interest which the Company is permitted by law to charge in the State of New Jersey, then the interest rate to be paid hereunder shall be the maximum rate permitted by law.

1.   DEFINITIONS

          Capitalized terms used but not defined in this Note shall have the respective meanings assigned to such terms in the Letter Agreement and the Loan Documents, as such terms are defined below.

2.   PREPAYMENT

          This Note may be prepaid in whole or in part at any time without penalty or premium.

3.   COLLATERAL

          This Note is secured by a letter agreement dated July 23, 2002 (the "LETTER AGREEMENT"), any Additional Collateral (as defined in the Letter Agreement) pledged by Executive and such other security or supporting documents as are executed in conjunction with the Letter Agreement (the "LOAN DOCUMENTS"). The Company or any subsequent holder of this Note is entitled to all the benefits provided for in the Loan Documents or referred to therein.

4.   ENFORCEMENT EXPENSES

          In the event Executive fails to pay any amounts due hereunder when due, and this Note is collected by legal proceedings (including proceedings in the probate or bankruptcy courts) Executive shall pay to the holder thereof, in addition to such amounts due, all costs of collection or enforcement, including reasonable attorneys fees and court costs which shall be added to the principal of, and be collectible as part of, this Note.

5.   WAIVER OF PRESENTMENT, OFFSET, COUNTERCLAIMS, DEFENSES

          Executive, on behalf of himself and his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Executive hereunder. In addition, Executive, on behalf of himself and his successors and assigns, hereby expressly acknowledges and aggress that he and they shall be unconditionally liable for the repayment of all amounts due hereunder and, without limiting the foregoing, Executive, on behalf of himself and his successors and assigns, hereby forever expressly waives any claim or right of offset and any similar claim or right, whether now existing or later acquired and whether granted by contract or by law, against any amounts otherwise due him or them.

6.   EVENT OF DEFAULT

          Failure by Executive to pay any sum due hereunder when due and payable which has not been cured by Executive within thirty (30) days following actual receipt of written notice given by the Company, or the occurrence of an event of default under any of the Loan Documents, shall constitute an event of default under this Note and the Company may, at its sole option exercised by notice to Executive, declare the entire outstanding principal balance hereof, together with all unpaid interest accrued hereon, to be immediately due and payable in full. Upon the occurrence of an event of default, the Company may exercise all rights and remedies available to it in law or in equity.

7.   HEADINGS

          The Section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

8.   ENTIRE AGREEMENT

          This Note, the Letter Agreement and the other Loan Documents constitute the entire agreement between the Company and Executive with respect to the subject matter hereof and all understandings, oral representations and agreements heretofore or simultaneously had among the parties with respect to the transaction governed by the Loan Documents are merged in, and are contained in, such documents and instruments.

9.   GOVERNING LAW AND CONSENT TO JURISDICTION

          THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO THAT STATE'S RULES GOVERNING CONFLICTS OF LAWS. THE PARTIES HERETO

HEREBY SUBMIT TO JURISDICTION AND TO LAYING VENUE IN THE COUNTY OF BERGEN, STATE OF NEW JERSEY.

10.  WAIVER OF JURY TRIAL

          The parties hereby agree not to elect a trial by jury of any issue triable of right by jury, and waive any right to trial by jury fully to the extent that any such right shall now or hereinafter exist with regard to this Note, or any claim, counterclaim or other action arising in connection herewith or therewith. This waiver of right of trial by jury is given knowingly and voluntarily by each of the Company and Executive, and is intended to encompass individually each instance and issue as to which the right to a trial by jury would otherwise accrue. Each party is hereby authorized to file a copy of this paragraph in any proceeding as conclusive evidence of this waiver by the other party.

11.  SEPARABILITY

          In any case any provision herein shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Executive has caused this Note to be duly executed as of the date written above.

                                          JOSEPH MACNOW

                                          /s/ Joseph Macnow
                                          -----------------

State of New Jersey    }
                       }ss.
Count of Bergen        }


          On the 23rd day of July, in the year 2002 before me, the undersigned, a Notary Public in for said State personally appeared Joseph Macnow personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed this instrument.

                                          /s/ Deborah Anthony
                                          -------------------
                                          Notary Public